Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE EXCEEDS EXPECTATIONS WITH REVENUE OF $110.5 MILLION AND GAAP EPS OF $0.05 FOR Q2
2006

Delivers Record Sequential Quarterly Revenue Growth; Advanced Software-as-a-Service Delivery Model
and Cost Synergies Drive EBITDA of $11.0 Million, or $0.18 per share

WALTHAM, Mass. – August 01, 2006 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended June 30, 2006. Financial and business highlights for the quarter include:

•	Revenue of $110.5 million, an increase of $11.4 million, or 12% from the prior quarter ended March 31, 2006.

•	Gross margin of 34.9%, an increase of 30 bps from the first quarter of 2006.

•	GAAP net income of $3.0 million, or $0.05 per share based on 60.8 million weighted average fully diluted common shares outstanding. This compares to a GAAP net loss of $1.0 million, or ($0.02) per share in the first quarter of 2006. Second quarter GAAP net income includes $644,000 of restructuring and integration costs related to the Company’s acquisition of BGS. GAAP net income also includes $811,000 of stock-based compensation expense related to the adoption of FAS 123R.

•	Record non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter of $11.0 million, or $0.18 per share. This EBITDA calculation for the quarter includes restructuring and integration expenses of $644,000 and includes $811,000 of stock-based compensation expense related to the adoption of FAS 123R. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached table for discussion of EBITDA measure, and reconciliations of this measure, to the comparable GAAP measure).

•	Record cash flow from operations of $8.8 million during the quarter, an increase of $9.9 million from the prior quarter. Lionbridge paid down $4.2 million of its long term debt during the quarter. The Company reported an ending cash balance of $28.8 million, or $0.47 per share.

“Our results this quarter reflect the power of our business combination and language technology leadership. During the first 10 months of combined operations we’ve grown our customer relationships while delivering on our commitments for margin expansion, cost synergies and, most importantly, the stability of our blue chip customer base,” said Rory Cowan, CEO, Lionbridge. “The benefits of our thoughtful, customer-focused integration are evident. Our language technology deployment is outpacing our expectations and we have aligned our business worldwide under a single leadership team. This combination is accelerating our software-as-a-service transformation. As we continue to drive solid organic growth and streamline our operational platform, we expect a strong second half and FY 2007.”

The Company provided an overview of its revenue expectations for the third quarter with estimated revenue of $104.0 to $108.0 million.

“We are beginning to see the cash generation we expected. With this foundation of operational growth and stability, we are now building a more sophisticated tax and treasury infrastructure which should strengthen earnings in 2007,” continued Cowan.

The Company will host a conference call today at 9:00 am ET regarding the content of this release and its business outlook. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/aug1/ . A replay will be available at this location for a week.

Non-GAAP Financial Measures
In this release, the Company’s EBITDA disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the EBITDA information is useful to investors for these reasons. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA to net income on the last page of this press release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains more than 50 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge in the third quarter and second half of 2006 as well as for fiscal year 2007.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s ability to recognize revenue generated by the BGS business, as well as the ability to collect accounts receivables from the BGS business; Lionbridge’s ability to comply with Section 404 of the Sarbanes-Oxley Act with respect to BGS’ internal controls over financial reporting; Lionbridge’s ability to resolve taxation questions regarding the BGS business; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s inability to successfully integrate Bowne Global Solutions and its employees into Lionbridge and achieve expected synergies; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments, costs associated with and consequential to the acquisition; the timing and speed of customer and user acceptance of Freeway; customer delays or postponements of services using Freeway; the failure of Freeway to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand user adoption of Freeway; the impact of equity-based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability and the company’s ability to successfully manage this exposure through hedge instruments and other strategies; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue ........................................	$110,525	$41,338	$209,648	$80,158
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	71,946	26,468	136,774	52,507
Sales and marketing	7,163	4,134	15,189	7,999
General and administrative	18,296	8,317	36,782	16,292
Research and development	741	239	1,484	383
Depreciation and amortization............................................	1,413	569	2,905	1,228
Amortization of acquisition-related intangible assets	2,176	9	4,352	18
Merger, restructuring and other charges	644	—	1,411	449

Total operating expenses	102,379	39,736	198,897	78,876

Income from operations	8,146	1,602	10,751	1,282
Interest expense:
Interest on outstanding debt	2,041	—	3,906	—
Amortization of deferred financing costs and discount on debt.	238	—	460	—
Interest income	51	156	186	336
Other expense, net	785	160	1,145	222

Income before income taxes	5,133	1,598	5,426	1,396
Provision for income taxes	2,131	212	3,431	227

Net income	$3,002	$1,386	$1,995	$1,169

Net income per share of common stock:
Basic	$0.05	$0.03	$0.03	$0.02
Diluted	$0.05	$0.03	$0.03	$0.02
Weighted average number of common shares outstanding:
Basic	58,967	47,067	58,861	47,010
Diluted	60,772	49,249	60,777	49,274

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$28,784	$25,147
Accounts receivable, net of allowances of $726 at June 30, 2006 and December 31, 2005, respectively...................	73,847	68,017
Work in process	32,079	25,759
Other current assets	7,994	7,446

Total current assets	142,704	126,369
Property and equipment, net	13,468	14,002
Goodwill	131,041	130,982
Other intangible assets, net	41,237	45,590
Other assets	3,466	3,034
Total assets	$331,916	$319,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$817	$1,195
Accounts payable	23,345	14,809
Accrued compensation and benefits	16,073	17,969
Other accrued expenses and current liabilities	27,683	26,637
Deferred revenue	9,097	8,577
Total current liabilities	77,015	69,187
Long-term debt, less current portion	86,037	90,268
Deferred income taxes, long-term	7,895	7,420
Other long-term liabilities	3,792	3,367

Total stockholders’ equity	157,177	149,735

Total liabilities and stockholders’ equity	$331,916	$319,977

Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)
(Amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income ........................................	$3,002	$1,386	$1,995	$1,169
Depreciation and amortization............................................	1,413	569	2,905	1,228
Amortization of acquisition-related intangible assets	2,176	9	4,352	18
Provision for income taxes	2,131	212	3,431	227
Interest on outstanding debt	2,041	—	3,906	—
Amortization of deferred financing costs	238	—	460	—
Interest income	51	156	186	336

EBITDA	10,950	2,020	16,863	2,306
Items included in net income above
Merger, restructuring and other charges	644	—	1,411	449
Stock-based compensation for stock options impact of FAS 123 R	811	—	1,559	—